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                                                                   EXHIBIT 21.01
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                                Subsidiaries of
                   Occupational Health + Rehabilitation Inc

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Occupational Orthopaedic Center, Inc.,
A Rhode Island corporation

CM Occupational Health, Limited Liability Company,
A Maine limited liability company
(also doing business as The Health Center)

OHR/MMC, Limited Liability Company,
A Maine limited liability company
(also doing business as Occupational Health + Rehabilitation,
An affiliate of Maine Health)

Kcnf/OH+R, LLC
A Rhode Island limited liability company

OHR/Baystate, LLC,
A Massachusetts limited liability company
(also doing business as Occupational Health + Rehabilitation)

Occupational Health Connection LLC,
A New York limited liability company

OHR/SSM, LLC
A Missouri limited liability company
(also doing business as SSM Corporate Health Services)

OH+R/Boston, LLC,
A Massachusetts limited liability company
(dormant)